                                                                  EXHIBIT 4.10

THIS WARRANT IS NOT TRANSFERABLE EXCEPT IN COMPLIANCE HEREWITH AND WITH APPLICABLE SECURITIES LAWS. ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.


                               SUPPORT.COM, INC.

                   SERIES C PREFERRED STOCK PURCHASE WARRANT

     WHEREAS, SUPPORT.COM, INC., a Delaware corporation (the "Company") is entering into Enterprise License Agreement of even date herewith (the "Agreement") with GENERAL ELECTRIC COMPANY (including each successor or assign, the "Warrantholder"); and

     WHEREAS, the Company desires to grant to Warrantholder, in consideration for such Agreement and other valuable consideration the sufficiency and receipt of which is hereby acknowledged, the right to purchase shares of its Series C Preferred Stock;

     NOW, THEREFORE, in consideration of the Warrantholder executing and delivering such Agreement and in consideration of mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

     1.   Grant of the Right To Purchase Series C Preferred Stock.
          -------------------------------------------------------

     This certifies that, for good and valuable consideration the Company, hereby grants to the Warrantholder, the right to subscribe for and purchase from the Company, subject to adjustment as provided in Section 9, 119,167 validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's Series C Preferred Stock (the "Preferred Stock"), at the purchase price of $18.00 per share (the "Exercise Price"). This Warrant shall be exercisable at any time and from time to time during the period (the "Exercise Period") commencing on the date hereof and ending on August 2, 2002. In conjunction with the Company's initial public offering, if any, in the event the Company's outstanding Series C Preferred Stock is converted into Common Stock, then the right to subscribe for and purchase from the Company Series C Preferred Stock shall automatically convert to the right to subscribe for and purchase from the Company the number of shares of Common Stock into which the number of shares of Series C Preferred Stock issuable hereunder are convertible, assuming for the calculation that the Warrant had been exercised in full on the date hereof, and a replacement warrant having substantially the same terms as those herein, except for changes requested to give effect to the Warrant Shares being Common Stock, shall be issued to the Warrantholder by the Company upon request.

     2.   Exercise of Warrant; Limitation on Exercise; Payment of Taxes.
          -------------------------------------------------------------

     2.1  Exercise of Warrant.
          --------------------

     (a)  Cash Exercise. This Warrant may be exercised by the Warrantholder, in
          --------------
whole or in part, by (i) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period and (ii) the delivery of payment to the Company, for the account of the Company, by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier's check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder as promptly as practicable, and in any event within 10 days, thereafter. The stock certificate or certificates so delivered shall be in denominations of 100 shares each or such lesser or greater denominations as may be reasonably specified by the Warrantholder in the Exercise Form. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Preferred Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

     (b)  Net Issue Exercise.  In lieu of exercising this Warrant pursuant to
          ------------------
Section 2.1(a), this Warrant may be exercised by the Warrantholder by the surrender of this Warrant to the Company, with a duly executed Exercise Form marked to reflect net issue exercise and specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period. The Company agrees that such Warrant Shares shall deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. Upon such exercise, the Warrantholder shall be entitled to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant to the Company together with notice of such election in which event the Company shall issue to Warrantholder a number of shares of the Company's Preferred Stock computed as of the date of surrender of this Warrant to the Company using the following formula:

                   X = Y(A-B)
                       ------
                          A

        Where  X =  the number of shares of Preferred Stock to be issued to
                    Warrantholder under this Section 2.1(b);

               Y = the number of shares of Preferred Stock as to which this
                   Warrant is being exercised (at the date of such calculation);

               A = the fair market value of one share of the Company's Preferred
                   Stock (at the date of such calculation);

               B = the Exercise Price (as adjusted to the date of such
                   calculation).

     (c)  Fair Market Value.  For purposes of Section 2.1(b) and Section 9, fair
          -----------------
market value of one share of the Company's Preferred Stock shall be calculated based on the number of shares of common stock into which the Preferred Stock may be converted and shall mean:

            (i) the closing price per share of the Company's Common Stock, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or

            (ii) if not listed or traded on any such exchange, the average last reported sales price per share on the Nasdaq National Market or the Nasdaq Small-Cap Market (collectively, "Nasdaq"), or

            (iii) if not listed or traded on any such exchange or Nasdaq, the average of the bid and asked price per share as reported in the "pink sheets" published by the National Quotation Bureau, Inc. (the "pink sheets") in each of cases (i), (ii) and (iii) determined over a twenty-day trading period ending two days prior to determination, or

            (iv) if such quotations are not available, the fair market value per share of the Company's Preferred Stock, on the date such notice was received by the Company as reasonably determined by the Board of Directors of the Company. If the Warrantholder shall object to any determination by the Board of Directors of the fair market value per share, the fair market value per share of the Preferred Stock shall be determined by an independent appraiser retained by the Company at its expense and reasonably acceptable to the Warrantholder.

     2.2 Payment of Taxes.  The issuance of certificates for Warrant Shares
         ----------------
shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder
                                       -----------------
shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

     2.3 Information.  Upon receipt of a written request from a
         -----------
Warrantholder, the Company agrees to deliver promptly to such Warrantholder a copy of its current publicly available financial statements and to provide such other information and access to its personnel concerning the business and operations of the Company as such Warrantholder may reasonably request in order to assist the Warrantholder in evaluating the merits and risks of exercising the Warrant and to make an informed investment decision in connection with such exercise; provided however, that the Company need not provide any proprietary or competitively sensitive information to Warrantholder if such information is not required to be provided to other investors or holders of the Company's convertible securities.

     3. Restrictions on Transfer; Restrictive Legends.
        ---------------------------------------------

     3.1 Restrictions on Transfer; Compliance with Securities Laws.  The
         ---------------------------------------------------------
Warrant Shares issued upon the exercise of the Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions relating to compliance with applicable federal and state securities laws, in form and substance reasonably satisfactory to the Company, if such are requested by the Company). The Warrantholder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, and for investment, and that the Warrantholder will not offer, sell or otherwise dispose of any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws.

      3.2 Restrictive Legends.  Each Warrant issued in substitution for this
          -------------------
Warrant issued pursuant to Sections 1, 2, 6, 7 or 9 shall be stamped or otherwise imprinted with the legend set forth on the first page hereof. Except as otherwise permitted by this Section 3, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

     Notwithstanding the foregoing, the Warrantholder may require the Company to issue a stock certificate for Warrant Shares without a legend if (i) such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto) or (ii) the Warrantholder has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required with respect to such Warrant Shares.

     4. Representations and Covenants of the Company.
        --------------------------------------------

     4.1 Reservation and Registration of Shares, Etc.  The Company covenants
         -------------------------------------------
and agrees that all Warrant Shares which are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue. The Company further covenants and agrees that, during the Exercise Period and until delivery of the Warrant Shares as required under this Warrant, the Company will at all times have authorized and reserved, a sufficient number of shares of Series C Preferred Stock or, in the event the Series C Preferred Stock has been converted into Common Stock or Common Stock is otherwise issuable as provided herein, Common Stock, to provide for the exercise of the rights represented by this Warrant. Warrantholder acknowledges that the Company does not currently have Series C Preferred Stock available for issuance hereunder. The Company covenants that such Series C Preferred Stock will be available within two weeks from the date hereof. In the event such Series C Preferred Stock is not available within two weeks of the date hereof, this Warrant shall become exercisable for the number of shares of Common Stock into which the number of shares of Series C Preferred Stock that would have been issuable hereunder (taking into account adjustments that are provided for in Section 9) would have been convertible. In such case, a replacement warrant reflecting such change will be issued which warrant will have substantially the same terms as those herein except as appropriate to reflect that the Warrant Shares shall be Common Stock.

     4.2 Company Organization and Standing.  The Company is a corporation
         ---------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware and has all the requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted. The Company is duly qualified to transact business in each jurisdiction in which the failure so to qualify would have a material adverse effect upon the Company. Exhibit D attached hereto contains a true and complete list of all capital stock of the Company that is authorized at the time of this Agreement and all capital stock that is issued and outstanding at the time of this Agreement. Except as set forth on Exhibit D, the Company has issued no options, warrants, or other rights to acquire any capital stock of the Company or any securities convertible into capital stock of the Company.

     4.3 Due Authorization.  The Company has full corporate power and
         -----------------
authority to execute, deliver and perform this Warrant and any other agreements to which it is to be a party in connection herewith, , and to take, perform and execute all procedures, acts and instruments required by it to otherwise fulfill its obligations under this Warrant and such other agreements.

     4.4 Corporate Action.  All corporate and legal action on the part of the
         ----------------
Company, its officers and directors necessary for the sale and issuance of the Warrant Shares pursuant hereto, the issuance of the Common Stock issuable upon the conversion of the Warrant Shares and the performance of the Company's obligations hereunder has been taken, except that the consent of the Company's stockholders to authorize the Series C Preferred Stock to be issued hereunder has not yet been obtained. There has not been and the Company covenants that there will not be any change in the par value of the Series C Preferred Stock from that set forth in the Company's Certificate of Incorporation.

     4.5 Binding Agreement.  This Agreement constitutes the legal, valid and
         -----------------
binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) the remedy of specific performance or injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     4.6 Rule 144.  The Company covenants and agrees to take commercially
         --------
reasonable efforts to facilitate sales of the Warrant Shares under Rule 144 of the Securities Act of 1933, as amended, at such time as Rule 144 is available to Warrantholder and the holding period applicable to Warrantholder's proposed transaction has lapsed.

     4.7 Offering.  Subject to the truth and accuracy of the Warrantholder's
         --------
representations set forth in this Warrant, the offer, sale and issuance of this Warrant and the Series C Preferred Stock issuable upon exercise hereof, and the issuance of the Common Stock upon conversion of the Series C Preferred Stock or as otherwise provided herein, are exempt from the registration requirements of the Securities Act of 1933, as amended, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     4.8 Qualified IPO.  The Company believes that it will effectuate a
         -------------
Qualified IPO as defined in that certain Amended and Restated Shareholders Agreement dated as of February __, 2000 (the "Shareholders Agreement") within three (3) months of the date hereof. In the event the Company effectuates a Qualified IPO, the Shareholders Agreement shall terminate.

    5. Representations and Covenants of Warrantholder.
       ----------------------------------------------
    This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder.

    5.1 Investment Purpose.  The right to acquire the Warrant Shares will be
        ------------------
acquired for investment and not with a view to the sale or distribution of any part thereof in violation of any federal or state securities laws, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

    5.2 Private Issue.  The Warrantholder understands (i) that the Warrant
        -------------
Shares issuable upon exercise of this Warrant are not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 5.

    5.3 Financial Risk.  The Warrantholder has such knowledge and experience
        --------------
in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

    5.4 Indefinite Holding Period.  The Warrantholder understands that it
        -------------------------
may be required to hold the Warrant Shares for an indefinite period, subject to its ability in the future to sell such Shares under a registration statement or Rule 144. The Warrantholder also understands that any sale of its rights as the Warrantholder to purchase the Warrant Shares which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

    5.5 Accredited Investor.  Warrantholder is an "accredited investor"
        -------------------
within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

    5.6 Market Stand-off Agreement. The Warrantholder hereby agrees that,
        --------------------------
during the period of one-hundred and eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, in connection with an underwritten offering, it shall not, to the extent requested by the Company and such underwriter, sell or otherwise transfer or dispose of (other than to transferees who agree to be similarly bound) any Warrant Shares held by it except shares included in such registration; provided, however, that:

          (a) such agreement shall be applicable only to a registration statement initiated by the Company which covers shares of Common Stock or other securities of the Company to be sold on its behalf to the public in an underwritten offering; and

          (b) all officers and directors of the Company, all other Persons with registration rights (whether or not pursuant to this Agreement) and all holders of two percent (2%) or more of the Company's stock (determined on an as-converted, and fully diluted basis), enter into similar agreements and the Company does not waive the market standoff agreements applicable to any such Person.

          The Warrantholder shall sign a lock-up agreement in the form attached hereto as Exhibit C upon receipt hereof, it being understood that the Company has obtained lock-up agreements with substantially the same terms from all persons who hold at least the same number of shares as are issuable hereunder, and in the event the Company modifies any such agreement to reduce the restrictions or waives such restrictions for any reason, Warrantholder shall be so notified and shall be entitled to the same treatment.

     6. Transfers
        ---------

     Subject to the terms and conditions contained in Section 3 hereof, this Warrant Agreement and all rights hereunder and the Registration Rights Agreement referred to in Sections 12.4 are transferable in whole or in part by the Warrantholder and any successor transferee. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit B (the "Transfer Notice"), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

     7. Exchange, Loss or Destruction of Warrant.
        ----------------------------------------

     Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

     8. Ownership of Warrant.
        --------------------

     Unless the Company has received notice of transfer of ownership in the form of Exhibit B hereto, the Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

     9. Certain Adjustments.
        -------------------
     9.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

     (a) Stock Dividends and Splits.  If at any time prior to the exercise of
         --------------------------
this Warrant in full (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Preferred Stock or Common Stock or (ii) the number of shares of Preferred Stock or Common Stock shall have been increased by a subdivision or split-up of shares of Preferred Stock or Common Stock, then, on the record date fixed for the determination of holders of Preferred Stock or Common Stock entitled to receive such dividend or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares of Preferred Stock or Common Stock to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of shares of Preferred Stock or Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (h).

     (b) Combination of Stock.  If at any time prior to the exercise of this
         --------------------
Warrant in full the number of shares of Common Stock outstanding shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (h).

     (c)  Reorganization, etc.  If at any time prior to the exercise of this
          -------------------
Warrant in full any capital reorganization of the Company, or any reclassification of the Preferred Stock or Common Stock, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company or of the person formed by such consolidation or resulting from such merger or which acquires such assets the Warrantholder shall be entitled thereafter to exercise this Warrant for the kind and amount of securities, cash, and other property receivable upon such consolidation, merger, sale or transfer by a holder of shares of Preferred Stock or Common Stock for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer, assuming (i) such holder of Preferred Stock or Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person and (ii) in the case of a consolidation merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Preferred Stock or Common Stock, as applicable, failed to exercise its rights of election, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer
(provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Preferred Stock or Common Stock, as applicable, held immediately prior to such consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 9.1(c) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Warrantholder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this Section 9.1(c) shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

     (d) Issuance of Convertible Securities.  In case the Company shall issue
         ----------------------------------
rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock or Preferred Stock (or securities convertible into shares of Common Stock or Preferred Stock) or shall issue convertible securities, and the price per share of Common Stock or Preferred Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the Fair Market Value per Warrant Share, the maximum number of shares of Common Stock or Preferred Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Exercise Price shall be adjusted pursuant to Section 9(h) hereof as though such maximum number of shares of Common Stock or Preferred Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common
Stock or Preferred Stock. Notwithstanding the foregoing, no adjustment shall be made hereunder for issuances of any securities which are excluded from the definition of "Additional Shares of Common Stock" pursuant to Sections 4(e)(v)(1), (2) or (3) or the Company's Amended and Restated Certificate as of the date hereof. In case any portion of such consideration shall be in a form other than cash, the Fair Market Value of such noncash consideration shall be determined as set forth in Section 2.1(c) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock or Preferred Stock to which the holders of such rights, options, warrants or convertible securities are entitled, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Exercise Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Exercise Price shall be made pursuant to this
Section 9(d) to the extent that the Exercise Price shall have been adjusted pursuant to Section 9(h) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock or Preferred Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

     (e)  Distributions.  In case the Company shall fix a record date for the
          -------------
making of a distribution to holders of Common Stock or Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets or other property (other than dividends payable in Common Stock or Preferred Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, Sections 9.1(a) or (c) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Fair Market Value per share on such record date, less the fair market value (determined as set forth in Section 2.1(c) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock, and the denominator of which shall be such Fair Market Value per share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

     (f)  Fractional Shares.  No fractional shares of Preferred Stock or
          -----------------
scrip shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Preferred Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Fair Market Value per share of Preferred Stock.

     (g)  Carryover.  Notwithstanding any other provision of this Section 9, no
          ---------
adjustment shall be made to the number of shares of Preferred Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

     (h)  Exercise Price Adjustment.  Whenever the number of Warrant Shares
          -------------------------
purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

     (i)  No Duplicate Adjustments.  Notwithstanding any other provision of this
          ------------------------
Warrant, no adjustment shall be made under any subsection of this Section 9 to the number of Warrant Shares issuable hereunder or to the Exercise Price with respect to which and to the extent an adjustment having the same effect has been made at such time under another subsection of this Section 9. If an adjustment is made to the Series C Conversion Price or to the number of shares of Common Stock issuable upon conversion of the Preferred pursuant to the Company's Amended and Restated Certificate of Incorporation and Warrantholder actually receives the full effect of such adjustment upon exercise of this Warrant, then no duplicative adjustment to the number of Warrant Shares or the Exercise Price shall be made under this Section 9.

     9.2 No Adjustment for Dividends.  Except as provided in Section 9.1, no
         ---------------------------
adjustment in respect of any dividends shall be made during the term of the Warrant or upon the exercise of this Warrant. For purposes of any computation under this Section 9, the number of shares of

Preferred Stock and Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

     9.3  Notice of Adjustment.  Whenever the number of Warrant Shares or the
          --------------------
Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments and a certificate of the chief financial officer of the Company setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, setting forth a statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made together with supporting documentation reasonably requested by Warrantholder. The Company shall cooperate with the Warrantholder in the event the Warrantholder disagrees with or requests more information regarding such adjustment.

     10. Notices of Corporate Action.
         ---------------------------
     In the event of

     (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

     (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any Change of Control, or

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

     (d) the receipt of a request for registration of Registrable Securities by Investors under the Registration Rights Agreement or the Company determines to file a registration statement giving rise to the Investors' rights under such Agreement the Company will mail to the Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right, (ii) the date of receipt of a request for registration from Investors or the Company's notice to Investors as referred to in clause (d), and (iii) the date or expected date on which any such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Preferred Stock (or other securities) shall be entitled to exchange their shares of Preferred Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified, in the case of any date referred to in the foregoing subdivision (i), and at least 20 days prior to the date therein specified, in the case of the date referred to in the foregoing subdivision
(ii).

     11. Definitions.
         -----------
     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     Affiliate: shall have the meaning given to such term in Rule 12b-2
     ---------
promulgated under the Exchange Act.

     Business Day:  any day other than a Saturday, Sunday or a day on which
     ------------
national banks are authorized by law to close.

     Change of Control:  shall mean (i) the acquisition of the Company pursuant
     -----------------
to a consolidation of the Company with or merger of the Company with or into any other person in which the Company is not the surviving corporation (other than a reincorporation), (ii) the sale of all or substantially all of the assets of the Company to any other person or (iii) any sale or transfer of any capital stock of the Company after the date of this Agreement, following which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different than those who held the stock immediately prior to such sale or transfer. For purposes of this definition, "group" shall have the meaning as such term is used in Section 13(d)(1) under the Exchange Act.

     Company:  Support.com, Inc., a Delaware corporation.
     -------

     Exchange Act:  the Securities Exchange Act of 1934, as amended, or any
     ------------
successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to a comparable section, if any, of any successor federal statute.

     Exercise Form:  an Exercise Form in the form annexed hereto as Exhibit A.
     -------------

     Exercise Price:  the meaning specified on the cover of this Warrant, as
     --------------
such price may be adjusted pursuant to Section 9 hereof.

     Investors: has the meaning assigned to it in the Registration Rights
     ---------
Agreement.

     Nasdaq:  the meaning specified in Section 3.1(c)(ii).
     ------

     SEC:  the Securities and Exchange Commission or any other federal agency at
     ---
the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

     Securities Act:  the Securities Act of 1933, as amended, or any successor
     --------------
federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any successor federal statute.

     Warrantholder:  the meaning specified on the cover of this Warrant.
     -------------

     Warrant Shares:  the meaning specified on the cover of this Warrant,
     --------------
subject to the provisions of Sections 4.1 and 9.

     12. Miscellaneous.
         -------------

     12.1 Entire Agreement.  This Warrant constitutes the entire agreement
          ----------------
between the Company and the Warrantholder with respect to this Warrant.

     12.2 Binding Effects; Benefits.  This Warrant shall inure to the benefit
          -------------------------
of and shall be binding upon the Company and the Warrantholder and their respective successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

     12.3  Amendments and Waivers.  This Warrant may not be modified or amended
           ----------------------
except by an instrument or instruments in writing signed by the Company and the Warrantholder. Either the Company or the Warrantholder may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

     12.4  Registration Rights.  At its election, the Warrantholder shall
           -------------------
become a party with the same rights as each Investor thereunder, to that certain Amended and Restated Investors Rights Agreement a draft of which has been provided to Warrantholder ("Registration Rights Agreement

     12.5  Section and Other Headings.  The section and other headings
           --------------------------
contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

     12.6  Further Assurances.  Each of the Company and the Warrantholder shall
           ------------------
do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement and the other agreements referred to herein to which the Company and Warrantholder are parties.

     12.7  Notices.  All notices and other communications required or permitted
           -----------
to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

           (a)  if to the Company, addressed to:

                Support.com, Inc.
                575 Broadway
                Redwood City, CA 94063
                Attention: Brian Beattie
                Fax: (650) 556-1195

            With a copy to:

                Pillsbury Madison & Sutro LLP
                2550 Hanover Street
                Palo Alto, CA 94304
                Attention:  Jorge del Calvo
                Fax: (650) 233-4545

           (b)  if to the Warrantholder, addressed to:

                General Electric Company
                3135 Easton Turnpike
                Fairfield, CT 06431
                Attn:  Mr. Gary Reiner
                Fax: (203) 373-3707

            With a copy to:

                General Electric Company
                3135 Easton Turnpike
                Fairfield, CT 06431
                Attn:  Ms. Pamela Daley
                Fax: (203) 373-3008

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the fifth Business Day after the mailing thereof.

     12.8  Counterparts.  This Warrant may be executed in any number of
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.9  Separability.  Any term or provision of this Warrant which is
           ------------
invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

     12.10  Governing Law.  This Warrant shall be deemed to be a contract made
            -------------
under the laws of the State of Delaware.

     12.11   No Rights or Liabilities as Stockholder.  Until and unless this
             ---------------------------------------
Warrant shall have been exercised in accordance with the terms hereof, nothing contained in this Warrant shall be deemed to confer upon the Warrantholder any rights as a stockholder of the Company or to impose any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

    IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

    Dated:  February 17, 2000.

GENERAL ELECTRIC COMPANY                 SUPPORT.COM, INC.


By /s/ Mark Mastrianni                   By /s/ Radha R. Basu
   ------------------------                 ------------------------

Title Mgr, Technology                    Title President & CEO
     ------------------------                 ------------------------

                                                                       Exhibit A
                                                                       ---------

                                 EXERCISE FORM
                                 -------------

                 (To be executed upon exercise of this Warrant)

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase Warrant Shares and (check one):



              herewith tenders payment for _______ of the Warrant Shares to the
     [ ] order of Support.com, Inc. in the amount of $_________ in accordance with the term this Warrant; or

              herewith tenders this Warrant for _______ Warrant Shares pursuant
     [ ]      to the Net Issue Exercise provisions of Section 2.1(b) of this
              Warrant


The undersigned requests that a certificate (or certificates) for such Warrant Shares be registered in the name of the undersigned and that such certificate (or certificates) be delivered to the undersigned's address below.

     In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Warrant Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Warrant Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     Dated:  ___________________.


                                        _______________________________________
                                                        (Signature)

                                        _______________________________________
                                                        (Print Name)

                                        _______________________________________
                                                        (Street Address)

                                        _______________________________________
                                        (City)        (State)     (Zip Code)

     If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.

                                                                       Exhibit B
                                                                       ---------


                                TRANSFER  NOTICE



(To transfer or assign the foregoing Warrant Agreement execute this form and supply required information. Do not use this form to purchase shares.)



          FOR VALUE RECEIVED, the foregoing Warrant Agreement and all rights evidenced thereby are hereby transferred and assigned to

___________________________________________________________________
(Please Print)

whose address is___________________________________________________


___________________________________________________________________


                          Dated:___________________________________



                          Holder's Signature:______________________


                          Holder's Address:________________________

                          __________________________________________

    Signature Guaranteed: __________________________________________



NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant Agreement.